    As filed with the Securities and Exchange Commission on October 5, 1998.

                                                      Registration No. 333 -
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             TREGA BIOSCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                             51-0336233
           ------------------------------       ------------------------------
           (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)              Identification No.)

               9880 Campus Point Drive
                San Diego, California                         92121
           ------------------------------       ------------------------------
                (Address of Principal                        (Zip Code)
                 Executive Offices)

              1996 STOCK INCENTIVE PLAN OF TREGA BIOSCIENCES, INC.
         ---------------------------------------------------------------
                            (Full title of the plan)

                                                       Copy to:
                 ROBERT S. WHITEHEAD                T. MICHAEL HIRD
               Trega Biosciences, Inc.        Pillsbury Madison & Sutro LLP
               9880 Campus Point Drive         101 W. Broadway, Suite 1800
             San Diego, California 92121       San Diego, California 92101
                   (619) 410-6500                   (619) 544-3176
           ------------------------------    ------------------------------
            (Name, address and telephone
            number, including area code,
                of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
        Title of                   Amount         Proposed Maximum        Proposed            Amount of
      Securities To                 To Be          Offering Price     Maximum Aggregate     Registration
      Be Registered              Registered         per Share(1)      Offering Price(1)          Fee
--------------------------------------------------------------------------------------------------------

      Common Stock,            2,000,000 shares        $1.875           $3,750,000.00         $1,107.00
     par value $.001
--------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee is based upon the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 1, 1998.
                                -----------------

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

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
GENERAL INSTRUCTION E INFORMATION

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which two Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

        The contents of the Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 29, 1996, File No. 333-2910, and November 24, 1997, File No. 333-40903, are hereby incorporated by reference (except for the Sections which incorporate certain documents by reference, which Section, for purposes of this Registration Statement, is set forth below under "Incorporation of Documents by Reference").

INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Registrant with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement:

        (1) Registrant's Annual Report on Form 10-K (File No. 000-27972) for the fiscal year ended December 31, 1997, which contains, among other things, the consolidated financial statements of the Registrant and certain supplementary data for the fiscal year ended December 31, 1997 together with the report thereon of Ernst & Young LLP, independent auditors.

         (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on March 13, 1996.

          In addition, all documents subsequently filed by Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 5th day of October, 1998.

                                  TREGA BIOSCIENCES, INC.



                         By       /s/ Robert S. Whitehead
                                  ----------------------------------------------
                                  Robert S. Whitehead
                                  President, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name                                     Title                             Date
----                                     -----                             ----
  /s/ Robert S. Whitehead       President, Chief Executive Officer    October 5, 1998
-----------------------------   and Acting Chief Financial Officer
      Robert S. Whitehead       (Principal Executive, Financial and
                                Accounting Officer) and Chairman of
                                the Board of Directors

 */s/ Lawrence D. Muschek       President of Research and             October 5, 1998
-----------------------------   Development and Director
      Lawrence D. Muschek


 */s/ James C. Blair            Director                              October 5, 1998
-----------------------------
      James C. Blair


 */s/ Harry D. Lambert          Director                              October 5, 1998
-----------------------------
      Harry D. Lambert


 */s/ Jeremy M. Levin           Director                              October 5, 1998
-----------------------------
      Jeremy M. Levin

Name                                     Title                             Date
----                                     -----                             ----

 */s/ Harvey S. Sadow           Director                              October 5, 1998
-----------------------------
      Harvey S. Sadow


 */s/ Ronald R. Tuttle          Director                              October 5, 1998
-----------------------------
      Ronald R. Tuttle


 */s/ Anders P. Wiklund         Director                              October 5, 1998
-----------------------------
      Anders P. Wiklund



* By /s/ Robert S. Whitehead
     ------------------------
     Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit
------            -------

  5.1             Opinion regarding legality of
                  securities to be offered.

 23.1             Consent of Ernst & Young LLP,
                  Independent Auditors.

 23.2             Consent of Pillsbury Madison &
                  Sutro LLP (included in Exhibit 5.1).

 24.1             Power of Attorney.

*99.1             1996 Stock Incentive Plan of
                  Trega Biosciences, Inc., as amended
                  and restated.

 --------
* The Plan was filed by the Registrant with the Registrant's definitive Proxy Statement in respect of its 1998 Annual Meeting of Stockholders (File No. 000-27972) as Appendix A thereto and is incorporated herein by reference.